            As Filed With the Securities and Exchange Commission,
                    via the EDGAR system, on May __, 1996

                                                   Registration No. 33-_____

- ------------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             ------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ------------------

                                ADVANTA CORP.
                  ------------------------------------------
              (Exact name of issuer as specified in its charter)

         Delaware                                   23-1462070
- -------------------------                 -----------------------------------
 (State of Incorporation)                 (I.R.S. Employer Identification No.)

Five Horsham Business Center, 300 Welsh Road, Horsham, PA              19044
- ----------------------------------------------------------             -----
         (Address of Principal Executive Offices)                    (Zip Code)

                                ADVANTA CORP.
                                -------------
                 AMENDED AND RESTATED 1992 STOCK OPTION PLAN
                 -------------------------------------------
                          (Full title of the Plan)

                          Gene S. Schneyer, Esquire
                                Advanta Corp.
                        Five Horsham Business Center
                     300 Welsh Road. Horsham,  PA  19044
                               (215) 657-4000
- ------------------------------------------------------------------------------
          (Name, address and telephone number, including area code,
                            of agent for service)

                       CALCULATION OF REGISTRATION FEE


==================================================================================================================
Title of                Amount to be        Proposed Maximum           Proposed Maximum             Amount of
Securities to be        Registered(1)       Offering Price Per         Aggregate Offering           Registration
Registered                                  Share (2)                  Price (2)                    Fee
- ------------------------------------------------------------------------------------------------------------------
 Class B
 Common Stock,
 $.01 par value.....        6,400,000       $51.875                    $332,000,000                 $114,483
==================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Determined in accordance with Rule 457(h) solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices of the Class B Common Stock as reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System on May 17, 1996.

   EXCEPT AS AMENDED AND SUPERSEDED HEREBY, THE CONTENTS OF THE REGISTRANT'S
         REGISTRATION STATEMENT NO. 33-57516, FILED JANUARY 27, 1993,
                      IS INCORPORATED HEREIN BY REFERENCE.

          PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

          4.1. Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475), as amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated August 15, 1995, filed the same date).

         5.      Opinion of Gene S. Schneyer, Esquire (filed herewith).

         15.     Not applicable.

         23.1.   Consent of Arthur Andersen LLP (filed herewith).

         23.2. Consent of Gene S. Schneyer, Vice President, Secretary and General Counsel (included in Exhibit 5).

         24.     Powers of Attorney (included on signature page).

         28.     Not applicable.

         99.     Not Applicable.


                                    EXPERTS

         The consolidated financial statements and schedules incorporated by reference in this Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham Township, Montgomery County, Commonwealth of Pennsylvania, on May 22, 1996.

                                     Advanta Corp.


                                     By: /s/ Richard A. Greenawalt
                                         ---------------------------------------
                                         Richard A. Greenawalt, President, Chief
                                         Operating Officer and Director

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint Dennis Alter, Richard Greenawalt, Alex W. Hart, John J. Calamari, David D. Wesselink, William A. Rosoff and Gene S. Schneyer, or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on the 22nd day of May, 1996.

Name                                            Title
- ---------                                       -----
/s/ Dennis Alter                                Chairman of the Board
- ------------------------------------------
Dennis Alter


/s/ Alex W. Hart                                Chief Executive Officer
- ------------------------------------------      and Director
Alex W. Hart


/s/ Richard A. Greenawalt                       President, Chief Operating
- ------------------------------------------      Officer and Director
Richard A. Greenawalt


/s/ William A. Rosoff                           Vice Chairman and Director
- ------------------------------------------
William A. Rosoff


/s/ David D. Wesselink                          Senior Vice President and
- ------------------------------------------      Chief Financial Officer
David D. Wesselink

Name                                            Title
- ---------                                       -----
/s/ John J. Calamari                            Vice President, Finance and
- ------------------------------------------      Chief Accounting Officer
John J. Calamari


/s/ Arthur P. Bellis                            Director
- ------------------------------------------
Arthur P. Bellis


/s/ Max Botel                                   Director
- ------------------------------------------
Max Botel


/s/ Richard J. Braemer                          Director
- ------------------------------------------
Richard J. Braemer


/s/ Anthony P. Brenner                          Director
- ------------------------------------------
Anthony P. Brenner


/s/ William C. Dunkelberg                       Director
- ------------------------------------------
William C. Dunkelberg


/s/ Dana Becker Dunn                            Director
- ------------------------------------------
Dana Becker Dunn


/s/ Robert C. Hall                              Director
- ------------------------------------------
Robert C. Hall


/s/ Warren Kantor                               Director
- ------------------------------------------
Warren Kantor


/s/ James E. Ksansnak                           Director
- ------------------------------------------
James E. Ksansnak


/s/ Ronald J. Naples                            Director
- ------------------------------------------
Ronald J. Naples


/s/ Phillip A. Turberg                          Director
- ------------------------------------------
Phillip A. Turberg

                                 EXHIBIT INDEX

Item

4.1. Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No.
         33-53475), as amended by the Certificate of Designations, references, Rights and Limitations of the Registrant's 6 3/4% Convertible
         Class B referred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated August 15, 1995, filed the same date).

5.       Opinion of Gene S. Schneyer, Esquire (filed herewith).

15.      Not applicable.

23.1.    Consent of Arthur Andersen LLP (filed herewith).

23.2. Consent of Gene S. Schneyer, Vice President, Secretary and General Counsel (included in Exhibit 5).

24.      Powers of Attorney (included on signature page).

28.      Not applicable.

99.      Not applicable.